Exhibit 99.2

                 U. S. PHYSICAL THERAPY, INC. AND SUBSIDIDARIES

              RECONCILIATION OF NON-GAAP FINANCIAL MEASURE - EBITDA

                                 (In thousands)

                                                               Year Ended
                                                              December 31,
                                                           2005          2004
                                                        ------------------------

 Net revenues                                           $ 132,122     $ 118,308

 Net income                                                 8,791         6,678

 Adjustments:
 Depreciation and amortization                              4,308         4,322
 Minority interest in subsidiary limited partnerships       4,908         5,362
 Interest income, net of interest expense                    (361)         (146)
 Provision for income taxes                                 5,511         4,099
                                                        ----------    ----------
    EBITDA before minority interests                       23,157        20,315
    EBITDA before minority interests as a % of revenues      17.5%         17.2%

 Minority interest in subsidiary limited partnerships       4,908         5,362
                                                        ----------    ----------
   EBITDA                                                  18,249        14,953
   EBITDA as of % of net revenues                            13.8%         12.6%


  Note: EBITDA is defined as earnings before interest, taxes, depreciation and amortization.